UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2017

PETROTERRA CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 N Federal Highway, Suite 304

Boca Raton, Florida 33432

(Address of Principal Executive Offices)

(561) 672-7068

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2017, PetroTerra Corp. (the “Company”) issued to an institutional investor (the “Lender”) a senior convertible note in the aggregate principal amount of $240,000 (the “Note”), for an aggregate purchase price of $30,000. The principal due under the Note accrues interest at a rate of 12% per annum. All principal and accrued interest under the Note is due six months following the issue date of the Note, and is convertible into shares of the Company’s common stock, par value $0.001 (“Common Stock”), at a conversion price equal to 50% of the lowest volume-weighted average price for the previous ten trading days immediately preceding the conversion. The Note includes anti-dilution protection, as well as customary events of default, including non-payment of the principal or accrued interest due on the Note. Upon an event of default, all obligations under the Note will become immediately due and payable and the Company will be required to make certain payments to the Lender. Subsequent to the Note’s issuance, on February 15, 2017, the Lender notified the Company that it had assigned a portion of the Note to a third party independent of the Company.

The foregoing summary of the terms of the Note is subject to, and qualified in its entirety by, the agreements and instruments attached hereto as Exhibit 4.1, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Note is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the Note is incorporated herein by reference. The issuance of the Note was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Senior Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2017

PETROTERRA CORP.

By:	/s/ Steven Yariv
Name:	Steven Yariv
Title:	Chief Executive Officer